Exhibit 2.1

AMENDMENT NO. 2
TO
STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT, is entered into as of the 31st day of March, 2009, between Vineyard National Bancorp (the “Seller”) and Vineyard Bancshares, Inc., a Minnesota corporation (the “Buyer”).

W I T N E S S E T H :

WHEREAS, Seller and Buyer entered into a Stock Purchase Agreement dated as of the 12th day of November, 2008 (the “Original Agreement”);

WHEREAS, Section 14.1(b) of the Original Agreement provides that the Original Agreement may be terminated and the transactions contemplated by the Original Agreement abandoned at any time by Buyer or Seller prior to the Closing Date (as the term “Closing Date” is defined in the Original Agreement) if the condition set forth in Section 9.8 of the Original Agreement shall not have been satisfied within one hundred five (105) days after execution of the Original Agreement;

WHEREAS, by entering into Amendment No. 1 to Stock Purchase Agreement dated as of March 10, 2009 by and between Seller and Buyer (“Amendment No. 1”), Buyer and Seller amended the Original Agreement to extend to March 31, 2009 the time to comply with the condition set forth in Section 9.8 and to modify the conditions set forth in Sections 9.8 and 9.10 of the Original Agreement; and

WHEREAS, Buyer and Seller again want to amend the Original Agreement, as amended by Amendment No. 1, to provide additional time for the condition set forth in Section 9.8 of the Original Agreement, as amended by Amendment No. 1, to be satisfied.

NOW, THEREFORE, in consideration of the premises set forth herein, in the Original Agreement and in Amendment No. 1, and further in consideration of the mutual covenants set forth herein, in the Original Agreement and in Amendment No. 1, Buyer and Seller hereby agree as follows:

1.           Amendment to Section 14.1(b).  Section 14.1(b) of the Original Agreement, as amended by Amendment No. 1, is hereby further amended to read in its entirety as follows:

(b)	by the Buyer or the Seller if the condition set forth in Section 9.8 shall not have been satisfied on or before 5:00 p.m., Pacific Time, on May 22, 2009;

2.           Continuing Effect of Original Agreement.  Except as expressly amended by this Amendment No. 2, the terms and provisions of the Original Agreement, as amendment by Amendment No. 1, shall remain in full force and effect.

(Signature page follows.)

IN WITNESS WHEREOF, Seller and Buyer have executed and delivered to the other party this Amendment No. 2 effective as of the day and year first above written.

BUYER:                                                                                SELLER:

VINEYARD BANCSHARES, INC.                          VINEYARD NATIONAL BANCORP

By: /s/Douglas M. Kratz	By: /s/Glen C. Terry
Signature	Signature

Douglas M. Kratz	Glen C. Tery
Name Typed or Printed	Name Typed or Printed

Its: Chairman	Its: President and Chief Executive Officer
Title Typed or Printed	Title Typed or Printed